Exhibit 4.9

EXECUTION VERSION

WARRANT

THIS SECURITY AND ANY SHARES ISSUED UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

THIS SECURITY AND ANY SHARES ISSUED UPON THE EXERCISE OF THIS SECURITY ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 18, 2006, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED BY THE HOLDER UPON WRITTEN REQUEST TO THE COMPANY.

No. ___________                                                     Warrant to Purchase ___________ Shares of Common Stock

THIS CERTIFIES that ____________________ or its/his/her registered assigns is the registered holder (the “Warrant Holder”) of a warrant (the “Warrant”) to purchase up to __________ shares of common stock, $.001 par value per share (the “Common Stock”), of TenFold Corporation, a Delaware corporation (the “Company”), on the terms set forth in that certain Securities Purchase Agreement, dated as of December 18, 2006 (the “Securities Purchase Agreement”), between the Company and certain purchasers of Convertible Preferred Class A Stock of the Company, at any time on or before the Expiration Date (defined below), by surrendering this Warrant, with the form of election to purchase set forth hereon duly executed, at the principal office of the Company, and by paying in full a price per share of $.62, as adjusted in accordance with the terms of the Securities Purchase Agreement (the “Exercise Price”).

Payment of the Exercise Price may be made by the Holder hereof in United States currency by certified or cashier’s check or by wire transfer to the Company or by the exchange of shares of Common Stock valued at the Fair Market Value thereof (determined in accordance with the terms of the Securities Purchase Agreement).

EXECUTION VERSION

Subject to the terms contained in the Securities Purchase Agreement, this Warrant may be exercised, at any time and from time to time after March 30, 2006, in whole or in part, at the option of the Warrant Holder, until 5:00 p.m. Central Time on, December 19, 2011 (the “Expiration Date”). The Warrant may not be exercised after the Expiration Date and shall thereafter become void.

Upon the purchase or exchange of less than all of the shares of Common Stock purchasable or exchangeable hereunder upon the exercise or exchange of this Warrant, there shall be issued to the Warrant Holder a new Warrant of like tenor representing a warrant to purchase the number of shares of Common Stock with respect to which this Warrant shall not have been exercised or exchanged.

Pursuant to Section 7.8(d) of the Securities Purchase Agreement, the Warrant Holder may exchange this Warrant for a number of shares of Common Stock determined in accordance therewith without the payment of any cash or other consideration as exercise price.

Upon certain events provided for in the Securities Purchase Agreement, the Exercise Price and the kind and amount of securities purchasable upon the exercise of this Warrant are required to be adjusted.

No fractional shares will be issued upon the exercise of this Warrant. As to any final fraction of a share that the Warrant Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Securities Purchase Agreement.

This Warrant is issued pursuant to and in accordance with the Securities Purchase Agreement and is subject to the applicable terms and provisions contained therein, which applicable terms and provisions are incorporated herein by reference. The Warrant Holder consents to all of such terms and provisions by acceptance hereof. Capitalized terms not otherwise defined in this Warrant shall have the meanings given thereto in the Securities Purchase Agreement.

This Warrant shall not entitle the Warrant Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of shareholders or any other proceedings of the Company.

This Warrant shall be construed, interpreted and governed by the laws of the State of Delaware without regard to its conflict-of-laws provisions.

Each exercise of a Warrant shall be deemed to be an affirmation by the Warrant Holder that, as of the date of exercise, each of the representations and warranties in Sections 5.1-5.6 of the Securities Purchase Agreement is true and complete as if made on such exercise date by the Warrant Holder mutatis mutandis. Unless the Warrant

EXECUTION VERSION

Holder shall exercise the Warrant pursuant to Section 7.8(c) of the Securities Purchase Agreement, then, as a condition to exercise, the Company shall receive from such Warrant Holder a completed purchaser questionnaire substantially in the form of Exhibit F to the Securities Purchase Agreement, and all of the information furnished by such Warrant Holder shall have been accurate and complete in all material respects.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of December 19, 2006.

TENFOLD CORPORATION

By:
Name:	Robert P. Hughes
Title:	Chief Financial Officer and Secretary

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the Warrant attached hereto issued by TenFold Corporation (the “Warrant”) and to purchase _____ shares of Common Stock issuable upon such exercise, and requests that certificate(s) for such shares be issued and delivered as follows:

ISSUE TO:
(Name)

(Address, Including Zip Code)

(Social Security or Tax Identification Number)

DELIVER TO:
(Name)

(Address, Including Zip Code)

In payment of the purchase price with respect to the shares for which this Warrant has been exercised, the undersigned hereby tenders payment of $__________ in accordance with the terms of the Warrant and the Securities Purchase Agreement (as defined in the Warrant). If the number of shares purchased hereby is fewer than all the shares purchasable upon exercise of this Warrant, the undersigned requests that a new Warrant representing the remaining number of shares purchasable upon exercise of the Warrant be issued and delivered as set forth below:

Name of Warrant Holder or Assignee:
(Please Print)

Address:

Signature:	Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant.)

Signature Guaranteed:

EXECUTION VERSION

ASSIGNMENT FORM

To assign the Warrant attached hereto issued by TenFold Corporation (the “Company”), please fill in the form below:

(I) or (we) assign and transfer this Warrant to

___________________________________________________________________________________________________________

(Insert Assignee’s social security or Tax ID number)

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint the Secretary of the Company as agent to transfer such Warrant on the books of the Company. The agent may substitute another to act for him.

  _______________________________________

  Signature(s)

  _______________________________________

Note: The above signature(s) must correspond with the name written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever. If the Warrant is held of record by two or more joint owners, all such owners must sign.

_______________________________________

Date

_______________________________________

Signature Guaranteed*

*Note:	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

(1)	The Securities Transfer Agent Medallion Program (STAMP);

(2)	The New York Stock Exchange Medallion Program (MSP); or

(3)	The Stock Exchange Medallion Program (SEMP)